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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No.33-61115, Form S-8 No. 33-59771, Form S-8 No. 33-59773 and
Form S-8 No. 33-59767) of Pennsylvania Real Estate Investment Trust of our report dated October 20, 1995, relating to the financial statements of Lehigh Valley Associates which report appears in the Annual Report on Form 10-K for the fiscal year ended August 31, 1995 of Pennsylvania Real Estate Investment Trust.




                                            /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
November 29, 1995